UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 6, 2014

Swift Transportation Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, the Compensation Committee of the Board of Directors of Swift Transportation Company (the “Company”) approved grants of Restricted Stock Units (“RSUs”), stock options (“Options”) and Performance Units (“PUs”) to those certain executive officers of the Company as provided in the table below.

Each RSU represents a contingent right to receive one share of the Company’s Class A common stock. The RSUs vest in equal installments on each of the first three anniversaries from the date of grant. The Options have an exercise price of $23.30 per share, the closing price of Swift common stock on May 6, 2014. The Options convert to Class A common stock on a one to one basis and vest in three equal installments over a three year period beginning with the first anniversary from the grant date. The PUs only vest if the Company meets specified performance objectives related to return on net assets and its leverage ratio for a three year fiscal beginning with the 2014 calendar year and ending on December 31, 2016.

All RSU, Options and PU awards are contingent upon continued employment with the Company. Vesting of awards of RSUs and Options shall automatically accelerate upon a termination of employment by the Company without cause or upon a change of control (as defined in the award agreements). Vesting of awards of PUs accelerate if a change of control (as defined in the form of PU award agreement) occurs two years from the date of grant and the Company has met the specified performance objectives related to return on net assets and its leverage ratio for the two fiscal years prior to the change of control. Upon a voluntary termination by the executive officers or termination by the Company for cause, all unvested RSUs, Options and PUs shall be forfeited by the executive officers.

The RSU, Option and PU awards were granted for the following number of shares to the following executive officers:

Named Executive Officer	Options	RSUs	PUs
Jerry Moyes, Chief Executive Officer	80,238	-	31,165
Richard Stocking, President, Chief Operating Officer	33,849	13,546	13,147
Virginia Henkels, Executive Vice President, Chief Financial Officer	12,573	5,031	4,883
John Isaacson, Executive Vice President Central Refrigerated	8,888	3,557	3,452
James Fry, Executive Vice President General Counsel & Secretary	8,204	3,283	3,187

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2014

SWIFT TRANSPORTATION COMPANY

/s/ James Fry
By: James Fry
Executive Vice President, General Counsel and Secretary